Exhibit 99.1

Press Contact:
Michael T. Burns
Investor Relations
Harris Interactive Inc.
800-866-7655 x7328 mburns@harrisinteractive.com

Harris Interactive® Reports Third Quarter Fiscal 2012 Results

New York, N.Y. — May 2, 2012 — Harris Interactive Inc. (NASDAQ: HPOL), a global custom market research firm, today announced its third quarter fiscal 2012 financial results.

Al Angrisani, President and Chief Executive Officer of Harris Interactive, commented, “We have made progress over the last three quarters executing our turnaround program. Profitability has improved through our efforts to rightsize the Company’s cost structure and sell higher margin research services, and liquidity has stabilized as we continue to closely manage our cash. Although global bookings were up 3% in constant currency compared to last year’s third quarter, largely attributable to timing differences, it will take several quarters before we know the outcome of our efforts to address the systemic sales challenges that exist in certain areas of our business.”

Key Financial Statistics (1)

	For the Three Months Ended March 31,		For the Nine Months Ended March 31,
USD in millions – unaudited	2012	2011	2012	2011
Revenue (2)	$34.1	$37.0	$111.0	$116.5
Operating loss (3)	$(0.4)	$(1.8)	$(2.3)	$(2.2)
Loss from continuing operations	$(0.5)	$(2.2)	$(2.8)	$(3.2)
Income (loss) from discontinued operations	$0.2	$(0.1)	$(1.9)	$(0.1)
Net loss	$(0.3)	$(2.3)	$(4.7)	$(3.3)
Fully diluted net loss per share – continuing operations	$(0.01)	$(0.04)	$(0.05)	$(0.06)
Fully diluted net income (loss) per share – discontinued operations	$0.00	$(0.00)	$(0.03)	$(0.00)
Fully diluted net loss per share	$(0.01)	$(0.04)	$(0.08)	$(0.06)

Adjusted EBITDA (4)	$1.5	$0.1	$3.0	$3.9
Adjusted EBITDA with add-back of restructuring and other charges (4)	$1.5	$0.6	$8.4	$5.0

Cash provided by operations	$0.0	$0.1	$3.5	$1.1

Bookings (5)	$39.5	$39.0	$116.8	$127.9

At March 31:	2012	2011
Cash and cash equivalents	$13.2	$12.4
Outstanding debt	$7.2	$12.0
Secured revenue (6)	$50.5	$54.9

©2012 Harris Interactive Inc.	All rights reserved.

(1)	All amounts shown reflect our Asian operations as discontinued operations.
(2)	Amounts include the impact of foreign currency exchange rate differences. Excluding the impact of foreign currency exchange rate differences, revenue for the three and nine months ended March 31, 2012 decreased by 7.9% and 5.4%, respectively, over the same prior year periods.
(3)	Operating loss for the three months ended March 31, 2012 included restructuring and other charges of $(19) thousand, compared with $0.4 million for the same prior year period. Operating loss for the nine months ended March 31, 2012 included restructuring and other charges of $5.3 million, compared with $1.1 million for the same prior year period.
(4)	EBITDA is a non-GAAP measure. Adjusted EBITDA, also a non-GAAP measure, is EBITDA with stock-based compensation added back.
(5)	Amounts include the impact of foreign currency exchange rate differences. Excluding the impact of foreign currency exchange rate differences, bookings for the three and nine months ended March 31, 2012 increased by 3.4% and decreased by 7.2%, respectively, over the same prior year periods.
(6)	Amounts include the impact of foreign currency exchange rate differences. Excluding the impact of foreign currency exchange rate differences, secured revenue at March 31, 2012 decreased by 7.0% over the same prior year period.

Full Year Fiscal 2012 Guidance

Eric Narowski, Chief Financial Officer of Harris Interactive, commented, “Based on current market conditions and forecasts, the Company now projects Adjusted EBITDA after the effect of restructuring and other charges to be between $10.5 and $11.5 million for the fiscal year ending June 30, 2012.”

Third Quarter Fiscal 2012 Results Conference Call and Webcast Access

Al Angrisani, President and Chief Executive Officer, will host a conference call to discuss these results on Wednesday, May 2, 2012, at 5:00 p.m. ET. Formal remarks will be followed by a question and answer session.

To access the conference call, please dial toll-free 877.303.9858 in the United States and Canada, or 408.337.0139 internationally.

A live webcast of the conference call also will be accessible via the Investor Relations section of our website at http://ir.harrisinteractive.com/, where an archived replay of the webcast will be available for 30 days following the call. No telephone replay of the conference call will be provided. This media release will be available under the Investor Relations section of our website at http://ir.harrisinteractive.com/ prior to the call.

Cautionary Note Regarding Forward Looking Statements

Certain statements in this press release and oral statements made by the Company on its conference call constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements include, among others, statements as to future economic performance, projections as to financial items, estimates, and plans and objectives for future operations, products and services. In some cases, you can identify forward-looking statements by terminology such as, “may”, “should”, “expects”, “plans”, “anticipates”, “feel”, “believes”, “estimates”, “predicts”, “potential”, “continue”, “consider”, “possibility”, or the negative of these terms or other comparable terminology. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements. Such risks and uncertainties include, without limitation, risks detailed in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K, as updated quarterly in our Quarterly Reports on Form 10-Q to reflect additional material risks. The Company has filed its reports on Forms 10-K and 10-Q with the Securities and Exchange Commission, and they are available under the Investor Relations section of our website at http://ir.harrisinteractive.com/. Risks and uncertainties also include the continued volatility of the global macroeconomic environment and its impact on the Company and its clients, the Company’s ability to sustain and grow its revenue base, the Company’s ability to maintain and improve cost efficient

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operations, the impact of reorganization, restructuring and related charges, quarterly variations in financial results, the Company’s ability to maintain compliance with certain NASDAQ listing requirements, actions of competitors, the Company’s ability to develop and maintain products and services attractive to the market, and the Company’s ability to remain in compliance with the financial covenants in its credit agreement.

You are urged to consider these factors carefully in evaluating such forward-looking statements and are cautioned not to place undue reliance on them. The forward-looking statements are qualified in their entirety by this cautionary statement.

About Harris Interactive

Harris Interactive is one of the world’s leading custom market research firms, leveraging research, technology, and business acumen to transform relevant insight into actionable foresight. Known widely for the Harris Poll and for pioneering innovative research methodologies, Harris offers expertise in a wide range of industries including health care, technology, public affairs, energy, telecommunications, financial services, insurance, media, retail, restaurant, and consumer package goods. Serving clients in more than 215 countries and territories through our North American and European offices and a network of independent market research firms, Harris specializes in delivering research solutions that help us - and our clients - stay ahead of what’s next. For more information, please visit www.harrisinteractive.com.

HPOL – E

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HARRIS INTERACTIVE INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

(Unaudited)

	March 31,	June 30,
	2012	2011
Assets
Cash and cash equivalents	$13,167	$14,084
Accounts receivable, net	18,673	25,046
Unbilled receivables	6,882	7,580
Prepaids and other current assets	4,834	3,588
Deferred tax assets	621	306
Assets from discontinued operations	—	2,361

Total current assets	44,177	52,965

Property, plant and equipment, net	1,946	3,291
Other intangibles, net	11,615	14,041
Other assets	875	1,551

Total assets	$58,613	$71,848

Liabilities and Stockholders’ Equity
Accounts payable	$7,028	$9,308
Accrued expenses	20,585	20,924
Current portion of long-term debt	4,794	4,794
Deferred revenue	11,467	13,397
Liabilities from discontinued operations	184	1,013

Total current liabilities	44,058	49,436

Long-term debt	2,397	5,993
Deferred tax liabilities	2,002	2,195
Other long-term liabilities	3,398	2,752

Total stockholders’ equity	6,758	11,472

Total liabilities and stockholders’ equity	$58,613	$71,848

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HARRIS INTERACTIVE INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

(Unaudited)

	Three months ended March 31,		Nine months ended March 31,
	2012	2011	2012	2011
Revenue from services	$34,117	$36,989	$111,002	$116,486

Operating expenses:
Cost of services	20,791	24,401	68,799	76,640
Selling, general and administrative	12,580	12,469	35,579	36,490
Depreciation and amortization	1,136	1,490	3,602	4,478
Restructuring and other charges	(19)	448	5,348	1,127

Total operating expenses	34,488	38,808	113,328	118,735

Operating loss	(371)	(1,819)	(2,326)	(2,249)
Operating margin	-1.1%	-4.9%	-2.1%	-1.9%
Interest expense, net	196	235	557	932

Loss from continuing operations before income taxes	(567)	(2,054)	(2,883)	(3,181)

Provision (benefit) for income taxes	(88)	177	(85)	12

Loss from continuing operations	(479)	(2,231)	(2,798)	(3,193)
Income (loss) from discontinued operations	156	(104)	(1,854)	(137)

Net loss	$(323)	$(2,335)	$(4,652)	$(3,330)

Basic net income (loss) per share:
Continuing operations	$(0.01)	$(0.04)	$(0.05)	$(0.06)
Discontinued operations	0.00	(0.00)	(0.03)	(0.00)

Basic net loss per share	$(0.01)	$(0.04)	$(0.08)	$(0.06)

Diluted net income (loss) per share:
Continuing operations	$(0.01)	$(0.04)	$(0.05)	$(0.06)
Discontinued operations	0.00	(0.00)	(0.03)	(0.00)

Diluted net loss per share	$(0.01)	$(0.04)	$(0.08)	$(0.06)

Weighted average shares outstanding -
Basic	55,572,845	54,658,105	55,287,089	54,516,793

Diluted	55,572,845	54,658,105	55,287,089	54,516,793

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Three and Nine Months Ended March 31, 2012

Reconciliation of GAAP Net Loss to EBITDA and Adjusted EBITDA

Amounts in thousands of USD

	Three months ended March 31,		Nine months ended March 31,
	2012	2011	2012	2011
GAAP net loss	$(323)	$(2,335)	$(4,652)	$(3,330)
(Income) loss from discontinued operations	(156)	104	1,854	137
Interest expense, net	196	235	557	932
Provision (benefit) for income taxes	(88)	177	(85)	12
Depreciation and amortization	1,393	1,793	4,373	5,632

EBITDA	$1,022	$(26)	$2,047	$3,383
Stock-based compensation (1)	447	173	997	523

Adjusted EBITDA	$1,469	$147	$3,044	$3,906

Adjusted EBITDA	$1,469	$147	$3,044	$3,906
Add-back of restructuring and other charges	(19)	448	5,348	1,127

Adjusted EBITDA with add-back of restructuring and other charges	$1,450	$595	$8,392	$5,033

(1)	Stock-based compensation expense represents the cost of stock-based compensation accounted for under the FASB guidance for stock-based compensation

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Full Year Fiscal 2012 Guidance

Reconciliation of GAAP Net Loss to EBITDA and Adjusted EBITDA (1)

Amounts in millions of USD

	For the Fiscal Year Ending June 30, 2012 (2)(3)	For the Fiscal Year Ended June 30, 2011
GAAP net loss	$(4.5)	$(8.5)
Loss from discontinued operations, net of tax	1.9	0.8
Interest expense, net	0.8	1.2
Provision for income taxes	0.1	0.2
Depreciation and amortization	5.6	7.3

EBITDA	$3.9	$1.0
Stock-based compensation (4)	1.7	0.7

Adjusted EBITDA	$5.6	$1.7

Adjusted EBITDA	$5.6	$1.7
Add-back of restructuring and other charges	5.4	5.1

Adjusted EBITDA with add-back of restructuring and other charges	$11.0	$6.8

(1)	Results shown above reflect the reclassification of our Asian operations as discontinued operations for all periods shown.
(2)	This reconciliation is based on the midpoint of the Adjusted EBITDA guidance range provided in this press release.
(3)	The amounts expressed in this column are based on current estimates as of the date of this press release.
(4)	Stock-based compensation expense represents the cost of stock-based compensation accounted for under the FASB guidance for stock-based compensation.

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